Exhibit 2.4

April 22, 2014

Mr. Al Lavenue

Mr. Bryan Lemmerman

MidCon Compression, L.L.C.

6100 N. Western Avenue

Oklahoma City, Oklahoma 73118

Re:                             Second Amendment to Purchase and Sale Agreement

Dear Mr. Lavenue and Mr. Lemmerman:

Reference is made to that certain Purchase and Sale Agreement by and between MidCon Compression, L.L.C. (“MidCon”) and EXLP Operating LLC (“EXLP”), dated February 27, 2014 (as amended, including by that certain Closing Agreement and First Amendment to Purchase and Sale Agreement dated April 10, 2014 (the “First Amendment”), the “PSA”).  All capitalized terms used but not defined in this letter agreement (this “Second Amendment”) shall have the meaning ascribed to such terms in the PSA.

The Parties hereby agree that:

(a) the reference to “April 18, 2014” provided in the first sentence of Section 7.24 is hereby deleted and replaced with “April 23, 2014”; and

(b) the reference to “April 22, 2014” provided in (i) the second sentence of Section 7.24 and (ii) the first sentence of Section 10.5 (in each case) is hereby deleted and replaced with “April 23, 2014”.

The provisions of Sections 22, 25, 26, 27 and 28 of the First Amendment are incorporated herein by reference as if set out fully herein and shall apply in all respects, mutatis mutandis.  In the event of a conflict between the terms of this Second Amendment and the other terms of the PSA, the terms of this Second Amendment shall control.  Please confirm your agreement by signing and returning one copy of this Second Amendment to the undersigned, whereupon this Second Amendment shall become a binding agreement between the Parties.

[Signature Page Follows]

Sincerely,

EXLP Operating LLC

/s/ Robert E. Rice
Robert E. Rice
Senior Vice President

Agreed to and accepted this 22nd day of April, 2014

MidCon Compression, L.L.C.

By:	/s/ Alan D. Lavenue

Name: Alan D. Lavenue

Title: President

cc:	Chesapeake Energy Corporation
6100 N. Western Avenue
Oklahoma City, Oklahoma 73118
Attention: Jim Webb

Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002-4995
Attention: Hillary Holmes

Signature Page to Second Amendment to Purchase and Sale Agreement